Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 26, 2006, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rentrak Corporation on Form 10-K for the year ended March 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Rentrak on Form S-8.

/s/ GRANT THORNTON LLP

Portland, Oregon
August 8, 2006